UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                 July 26, 2013

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Goddard, Suite 150, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code            (949) 753-0624

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 17, 2013, CombiMatrix Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report the appointment of Robert E. Hoffman to the Board of Directors (the “Board”) of the Company. This Amendment No.1 on Form 8-K/A is being filed as an amendment to the Original Report solely to report that on July 26, 2013, Mr. Hoffman was appointed to the Audit Committee of the Board. Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Original Report. This Amendment No. 1 supplements and does not supersede the Original Report.  Accordingly, this Amendment No. 1 should be read in conjunction with the Original Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2013, the Board of Directors (the “Board”) of CombiMatrix Corporation (the “Company”) appointed Robert E. Hoffman to the Audit Committee of the Board.  Mr. Hoffman’s appointment to the Audit Committee fills a vacancy created by the resignation on such date from the Audit Committee of Jeremy Jones who remains a director and Chair of the Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION
(Registrant)

Dated: July 29, 2013	/s/ SCOTT R. BURELL
Scott R. Burell Chief Financial Officer